Exhibit 5.3

Advocaten Notarissen Belastingadviseurs

To: Shell International Finance B.V. Carel van Bylandtlaan 30 2596 HR Den Haag The Netherlands (the “Issuer”)	125 Old Broad Street, 17th Floor London EC2N 1AR T +44 20 7374 0086 F +44 20 7562 4360

Date 26 November 2021	N. K. Biegman Advocaat
Our ref. M38025726/3/91014395
Dear Sir/Madam,

Shell International Finance B.V. (the “Issuer”)

USD 500,000,000 2.875% Notes due 2041

USD 1,000,000,000 3.000% Notes due 2051

(together the “Notes”)

guaranteed by the Guarantor

1	Introduction

I acted as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.

In addition, I act as Dutch legal adviser (advocaat) to the Issuer in connection with the issue by it of the Notes.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

De Brauw Blackstone Westbroek London is a branch of De Brauw Blackstone Westbroek London B.V., registered with the Commercial Register in The Hague, The Netherlands under no. 27172367; registered with the Companies Register in England & Wales under Branch number BR4545.

3	Scope of Inquiry

I have examined the following documents:

3.1	A copy of:

(a)	each Agreement signed by the Issuer;

(b)	the Form of Security;

(c)	the Registration Statement;

(d)	the Supplement; and

(e)	the Free Writing Prospectus.

3.2	A copy of:

(a)

the Issuer’s deed of incorporation and its articles of association, as at the date of the Indenture and as at the date of this opinion, as provided by the Chamber of Commerce (Kamer van Koophandel); and

(b)	each Trade Register Extract.

3.3	A copy of each Corporate Resolution.

3.4	A copy of the Power of Attorney.

In addition, I have obtained the following confirmations on the date of this opinion:

3.5	Confirmation by telephone from the Chamber of Commerce that the most recent Trade Register Extract is up to date.

3.6

Confirmation through eeas.europa.eu/topics/sanctions-policy/8442/consolidated-list-of-sanctions_en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that the Issuer is not included on any Sanctions List.

3.7

(a)	confirmation through https://insolventies.rechtspraak.nl; and

(b)	confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;

Our ref. M38025726/3/91014395	2/17

in each case that the Issuer is not registered as being subject to Insolvency Proceedings.

I have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document (or part of it) governed by a law other than Dutch law under that other law.

4	Assumptions

I have made the following assumptions:

4.1

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

(c)	Each confirmation referred to in paragraph 3 is true.

(d)

Each Agreement has been or will have been entered into, all Notes have been or will have been issued and the Registration Statement and the Supplement have been or will have been filed with the SEC, in the form referred to in this opinion.

4.2

(a)

Each Corporate Resolution has been duly adopted and remains in force without modification. Each extract from minutes is a true and complete record of the proceedings described in it in a duly convened, constituted and quorate meeting.

(b)

No advice from any works council is required in respect of the Issuer’s entry into any Agreement or its issue and performance of the Notes under the Works Councils Act (Wet op de ondernemingsraden) or otherwise.

4.3

(a)	Each party other than the Issuer has or will have validly entered into each Agreement. All Notes will have been validly issued and accepted by each party.

Our ref. M38025726/3/91014395	3/17

(b)	Where required, the Notes have been or will have been validly authenticated in accordance with the Indenture.

(c)	The Power of Attorney:

(i)	has been signed on behalf of the Issuer by two of its managing directors; and

(ii)	remains in force without modification;

and no rule of law (other than Dutch law) which under the 1978 Hague Convention on the Law applicable to Agency applies or may be applied to the existence and extent of the authority of any person authorised to sign any Agreement on behalf of the Issuer under the Power of Attorney, adversely affects the existence and extent of that authority as expressed in the Power of Attorney.

(d)	Each Agreement and the Notes have been signed on behalf of the Issuer by two of its managing directors or by a person named as an authorised representative in the Power of Attorney.

(e)

All Notes have been or will have been signed on behalf of the Issuer, manually, by Electronic Signature or, with the approval of the managing directors concerned, in facsimile by its managing directors in accordance with its articles of association.

(f)	Each Electronic Signature on each Agreement and the Notes is the genuine signature of the individual concerned.

(g)

In relation to Electronic Signatures (other than any qualified electronic signature (elektronische gekwalificeerde handtekening)), the signing method used for that Electronic Signature is sufficiently reliable, taking into account the purpose for which that Electronic Signature was used and all other circumstances.

4.4	When validly signed by all parties, each Agreement and the Notes are valid and binding on and enforceable against each party under New York Law by which they are expressed to be governed.

4.5

(a)

The Notes have been, are and will be offered to the public (aangeboden aan het publiek) in the Netherlands in accordance with the Wft and, to the extent applicable, the Prospectus Regulation and Offer Regulations.

Our ref. M38025726/3/91014395	4/17

(b)	No Notes will be admitted to trading on a regulated market in the Netherlands.

(c)

At the time when it disposed or disposes of the Notes in the context of the offer of the Notes, the Issuer did or does not possess inside information (voorwetenschap) in respect of the Issuer, the Guarantor or the trade in the Notes.

4.6

None of the Notes qualify as game or wager (spel en weddingschap) within the meaning of section 7A:1825 BW and no issue of Notes falls within the scope of the Games and Chance Act (Wet op de kansspelen).

4.7	The Issuer complies with section 3:2 Wft and therefore does not require a banking licence pursuant to that Act.

4.8	The Joint Maximum Authorised Amount has not been and will not be exceeded due to the issue by the Issuer of the Notes or otherwise.

4.9	The Agreements and each transaction entered into pursuant to them have or will have been entered into on an arm’s length basis. The Notes have been or will have been issued on an arm’s length basis.

5	Opinion

Based on the documents and confirmations referred to and assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1	The Issuer has been incorporated and exists as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid).

5.2

(a)	The Issuer has the corporate power to enter into and perform each Agreement and to issue and perform the Notes.

(b)	The Issuer has taken all necessary corporate action to authorise its entry into and performance of each Agreement and its issue and performance of the Notes.

(c)	The Issuer has validly signed each Agreement and the Notes.

5.3	The Issuer’s entry into and performance of each Agreement and its issue and performance of the Notes do not violate Dutch law or its articles of association.

Our ref. M38025726/3/91014395	5/17

5.4

(a)	The choice of New York Law as the governing law of each Agreement and the Notes is recognised.

(b)	Dutch law does not restrict the validity and binding effect on and enforceability against the Issuer of each Agreement and the Notes.

5.5

The statements in the Prospectus as supplemented by the Supplement under the heading “Taxation – Dutch taxation”, “Taxation – Dutch Taxation of Debt Securities” and “Enforceability of Certain Civil Liabilities”, to the extent that they are statements as to Dutch law, are correct.

6	Qualifications

This opinion is subject to the following qualifications:

6.1

This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or Preventive Restructuring Processes, (b) rules relating to foreign (i) insolvency proceedings (including foreign Insolvency Proceedings), (ii) arrangement or compromise of obligations or (iii) preventive restructuring frameworks, (c) other rules regulating conflicts between rights of creditors, or (d) intervention and other measures in relation to financial enterprises or their affiliated entities.

6.2

(a)

To the extent that the Rome I Regulation (which by its terms applies to any agreements entered into on or after 17 December 2009) does not apply, notwithstanding the recognition of New York Law as the governing law of each Agreement and the Notes:

(i)

effect may be given to the law of another jurisdiction with which the situation has a close connection, insofar as, under the law of that jurisdiction, that law is mandatory irrespective of the governing law of each Agreement and the Notes;

(ii)	Dutch law will be applied insofar as it is mandatory irrespective of the governing law of each Agreement and the Notes;

(iii)	the application of New York Law may be refused if it is manifestly incompatible with Dutch public policy; and

(iv)	regard will be given to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

Our ref. M38025726/3/91014395	6/17

(b)	To the extent that the Rome I Regulation applies, the recognition of New York Law as the governing law of each Agreement and the Notes:

(i)

will not prejudice the provisions of the law of the European Union (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the relevant Agreement was entered into or the Notes were issued (other than the choice of New York Law as the governing law of that Agreement or the Notes, as applicable) are located in one or more Member States of the European Union;

(ii)

(A)	will not restrict the application of the overriding provisions of Dutch law; and

(B)	will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose “overriding provisions” are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(iii)	will not prevent the application of New York Law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(iv)

will not prevent regard being had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

6.3	Enforcement in the Netherlands of each Agreement and the Notes is subject to Dutch rules of civil procedure.

6.4	Enforceability of each Agreement and the Notes may be limited under the Sanction Act 1977 (Sanctiewet 1977) or otherwise by international sanctions.

Our ref. M38025726/3/91014395	7/17

6.5	Enforcement of the Notes in a Dutch court may require that the beneficiary under the Notes submits a copy of the Indenture.

6.6	To the extent that Dutch law applies, any provision that the holder of a Note may be treated as its absolute owner may not be enforceable under all circumstances.

6.7

To the extent that Dutch law applies, title to a Note may not pass if (i) the Note is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Note, or (iii) the transfer of title is not made pursuant to a valid title of transfer (geldige titel).

6.8

To the extent that Dutch law applies, a power of attorney (including a proxy) (a) does not preclude the principal from performing the legal acts covered by the power of attorney and (b) can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party, and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

6.9	Any provision in the Indenture to the effect that:

(a)	in proceedings initiated by the Trustee, the Trustee shall be deemed to represent all the holders of the Notes without any need to make those holders party to the proceedings;

(b)	the Trustee may enforce any Note without producing it;

(c)

no holder of any Note may institute proceedings, judicial or otherwise with respect to the Notes (including for the appointment of a receiver or trustee or for any other remedy thereunder) other than within the limits set out in the Indenture;

(d)	the Trustee may in its own name and as trustee of an express trust institute a judicial proceeding, prosecute such proceeding to judgment or final decree and may enforce the same; or

(e)

no holder of any Note of any series shall have the right by virtue or by availing of any provision of the Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indenture, or for the appointment of an administrator, bewindvoerder, receiver, liquidator, curator, sequestrator, trustee or other similar officer or for any other remedy under the Indenture, unless such holder previously shall have given to the Trustee written notice as further provided in the Indenture, may not be enforceable.

Our ref. M38025726/3/91014395	8/17

6.10

To the extent that any provision of the Indenture or the Notes are general conditions within the meaning of section 6:231 BW, a holder of a Note may nullify (vernietigen) that provision therein if (i) the Issuer has not offered the holder a reasonable opportunity to examine the provisions of the Indenture or the Notes, or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in section 6:236 BW is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Note is a natural person not acting in the conduct of a profession or trade. The provisions such as set out in Sections 5.02 and 5.03 of the Indenture might fall within the scope of section 6:236 BW.

6.11

If any Note has been signed on behalf of the Issuer (manually, by Electronic Signature or in facsimile) by a person who on the signing date is, but ceases to be before the date of the Note and its authentication and issue, a duly authorised representative of the Issuer, enforcement of the Note in a Dutch court may require that the holder of the Note submit a copy of the Indenture.

6.12	In proceedings in a Dutch court for the enforcement of any Agreement or the Notes the court may mitigate amounts due in respect of litigation and collection costs.

6.13	Any trust to which the Trust Convention applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

6.14

(a)

An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(b)	A confirmation from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

6.15	I do not express any opinion on:

(a)

the validity of any lien as security of the Notes of one or more series of any property or assets as contemplated by Section 7.07 of the Indenture for whatever purpose contemplated by the said section of the Indentures or any (other) rights in rem;

Our ref. M38025726/3/91014395	9/17

(b)

the validity of any substitution, any form of transfer of a contractual position (contractsoverneming) or any form of assumption of an obligation (schuldoverneming) as provided for in Section 5 of the Indenture or any other in rem matters; or

(c)	a jurisdiction clause in any Agreement or the enforceability of any foreign judgment in the Netherlands; or

(d)	any tax matters, except for paragraph 5.5.

7	Reliance

7.1	This opinion may be relied upon by the Issuer for the purpose of the Registration of the Notes and not by any other person or for any other purpose.

7.2	By accepting this opinion, the Issuer agrees that:

(a)	(except as set out below) it shall not supply this opinion, or disclose its contents or existence, to any person for any purpose;

(b)

only De Brauw (and not any other person) will have any liability in connection with this opinion and that the agreement in this paragraph 7.2 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and that the Dutch courts will have exclusive jurisdiction to settle any dispute relating to this opinion; and

(c)	this opinion may be signed with an electronic signature. This has the same effect as if signed with a handwritten signature.

7.3	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)

refer to De Brauw giving this opinion under the headings “Enforceability of Certain Civil Liabilities”, “Taxation—Dutch Taxation” and “Legal Matters” in the Prospectus as supplemented by the Supplement.

7.4

The previous paragraph is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Our ref. M38025726/3/91014395	10/17

Yours faithfully, De Brauw Blackstone Westbroek London B.V.

Niek Biegman

Our ref. M38025726/3/91014395	11/17

Annex – Definitions

Part 1 - General

In this opinion:

“Agreements” is defined in part 3 (Issue Documents) of this Annex.

“BW” means the Civil Code (Burgerlijk Wetboek).

“Corporate Resolution” is defined in part 2 (Issuer) of this Annex.

“De Brauw” means De Brauw Blackstone Westbroek London B.V.

“Dutch law” means the law directly applicable in the Netherlands.

“eIDAS Regulation” means the Regulation (EU) 910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market and repealing directive 1999/93/EC.

“Electronic Signature” means any electronic signature (elektronische handtekening), any advanced electronic signature (geavanceerde elektronische handtekening) and any qualified electronic signature (elektronische gekwalificeerde handtekening) within the meaning of Article 3 of the eIDAS Regulation and Article 3:15a BW.

“Form of Security” means each of:

(a)	the form of senior debt securities filed as exhibit 4.7 to the Registration Statement; and

(b)	the form of subordinated debt securities filed as exhibit 4.8 to the Registration Statement.

“Free Writing Prospectus” is defined in part 3 (Issue Documents) of this Annex.

“Guarantor” means Royal Dutch Shell plc.

“Indenture” is defined in part 3 (Issue Documents) of this Annex.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast), except insolvency proceedings relating to the United Kingdom.

Our ref. M38025726/3/91014395	12/17

“Issuer” is defined in part 2 (Issuer) of this Annex.

“Joint Maximum Authorised Amount” is defined in part 2 (Issuer) of this Annex.

“New York Law” means the laws of the State of New York.

“Notes” means (i) USD 500,000,000 2.875% Notes due 2041, (ii) USD1,000,000,000 3.000% Notes due 2051, and includes, where the context permits the Notes in all forms referred to in this opinion and the coupons pertaining to the Notes in definitive form.

“Offer Regulations” means:

(a)

Commission Delegated Regulation (EU) 2019/979 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council with regard to regulatory technical standards on key financial information in the summary of a prospectus, the publication and classification of prospectuses, advertisements for securities, supplements to a prospectus, and the notification portal, and repealing Commission Delegated Regulation (EU) No 382/2014 and Commission Delegated Regulation (EU) 2016/301;

(b)

Commission Delegated Regulation (EU) 2019/980 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council as regards the format, content, scrutiny and approval of the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Commission Regulation (EC) No 809/2004;

(c)	Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse; and

(d)	Commission Regulation (EC) No 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies to the extent applicable to the Prospectus; and

(e)	the Wft.

“Power of Attorney” is defined in part 2 (Issuer) of this Annex.

Our ref. M38025726/3/91014395	13/17

“Preventive Restructuring Processes” means public and/or undisclosed preventive restructuring processes within the meaning of the Dutch Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord).

“Programme” means the European Medium Term Note programme under which Royal Dutch Shell plc and the Issuer act as issuers and the Guarantor acts as a guarantor.

“Prospectus” is defined in part 3 (Issue Documents) of this Annex.

“Prospectus Regulation” means Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC.

“Registration” means the registration by the Issuer and the Guarantor of inter alia the Notes with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form F-3 dated 11 March 2021 in relation to the Registration (including the prospectus, but excluding any documents incorporated by reference in it and any exhibits to it).

“Rome I Regulation” means Regulation (EC) No 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations.

“Sanctions List” means each of:

(a)	each list referred to in:

(i)	Article 2(3) of Council Regulation (EC) No 2580/2001 of 27 December 2001 on specific restrictive measures directed against certain persons and entities with a view to combating terrorism;

(ii)

Article 2 of Council Regulation (EC) No 881/2002 of 27 May 2002 imposing certain specific restrictive measures directed against certain persons and entities associated with the ISIL (Da’esh) and Al-Qaida organisations, and repealing Council Regulation (EC) No 467/2001 prohibiting the export of certain goods and services to Afghanistan, strengthening the flight ban and extending the freeze of funds and other financial resources in respect of the Taliban of Afghanistan; or

Our ref. M38025726/3/91014395	14/17

(iii)	Article (1)(1) of the Council Common Position of 27 December 2001 on the application of specific measures to combat terrorism; and

(b)	the national terrorism list (nationale terrorismelijst) of persons and organisations designated under the Sanction Regulation Terrorism 2007-II (Sanctieregeling terrorisme 2007-II).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Supplement” is defined in part 3 (Issue Documents) of this Annex.

“Terms Agreement” is defined in part 3 (Issue Documents) of this Annex.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” is defined in part 2 (Issuer) of this Annex.

“Trust Convention” means the 1985 Convention on the Law applicable to Trusts and their Recognition.

“Trustee” means Deutsche Bank Trust Company Americas.

“Underwriters” means the Underwriters named in the Underwriting Agreement.

“Underwriting Agreement” is defined in part 3 (Issue Documents) of this Annex.

“Wft” means the Financial Markets Supervision Act (Wet op het financieel toezicht).

Our ref. M38025726/3/91014395	15/17

Part 2 – Issuer

In this opinion:

“Corporate Resolution” means each of:

(a)	a written resolution of the Issuer’s managing board (directie) dated 31 May 2005;

(b)	a supplemental written resolution of the Issuer’s managing board dated May 2006;

(c)	a written resolution of the Issuer’s managing board (directie) with the heading “Memorandum to the Board of Management of Shell International Finance B.V.”, which is dated 5 November 2008;

(d)

a written resolution of the Issuer’s managing board (directie) with the heading “Memorandum to the Board of Management of Shell International Finance B.V.”, which is dated 21 January 2021 which includes an authorisation by the managing board of the Issuer to issue debt securities under the Programme and/or the Registration up to a principal amount in aggregate not exceeding USD 20,000,000,000 in the year 2021 (the “Joint Maximum Authorised Amount”).

“Issuer” means Shell International Finance B.V., with corporate seat in The Hague.

“Power of Attorney” means a power of attorney granted by the Issuer to each of Linda Coulter, Edwin Kunkels, Alan McLean, Erik van der Maas and Fiona Mulock as category I and each of Grzegorz Gut, Michael Dawson, Michael Ashworth, Sam Critcholow and Louw Van Buuren as category II and dated 24 September 2021.

“Trade Register Extract” means each of two Trade Register extracts relating to the Issuer provided by the Chamber of Commerce and dated 23 June 2006 and 22 November 2021.

Our ref. M38025726/3/91014395	16/17

Part 3 – Issue Documents

In this opinion:

“Agreements” means the Indenture, the Terms Agreement and the Underwriting Agreement.

“Free Writing Prospectus” means the pricing term sheets for the Notes, filed as a “Free Writing Prospectus” with the SEC on 22 November 2021.

“Indenture” means an indenture dated 27 June 2006 for senior debt securities between the Issuer, the Guarantor and the Trustee as trustee and includes the terms and conditions of the notes to be issued under the Registration.

“Prospectus” means the prospectus dated 11 March 2021 for, inter alia, the Notes on Form F-3 relating to the Registration.

“Supplement” means a preliminary prospectus supplement to the Prospectus dated 22 November 2021.

“Terms Agreement” means a terms agreement dated 22 November 2021 between the Issuer, the Guarantor and the Underwriters.

“Underwriting Agreement” means an underwriting agreement dated 22 November 2021 between the Issuer, the Guarantor and the Underwriters.

Our ref. M38025726/3/91014395	17/17